Registration Statement No.333-237342
Filed Pursuant to Rule 424(b)(5)

Product Supplement to the Prospectus dated April 20, 2020

and the Prospectus Supplement dated April 20, 2020

Senior Medium-Term Notes, Series F

Reverse Exchangeable Notes with Potential Upside Payment

Bank of Montreal may offer and sell reverse exchangeable notes linked to the common equity securities (each, a “Reference Stock”) of an issuer from time to time. The notes may be linked to shares of common stock, as well as equity securities of non-U.S. issuers issued through depositary arrangements such as American depositary shares (“ADSs”), or may be linked to shares of an exchange traded fund (an “ETF”).

This product supplement describes terms that will apply generally to the notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe the terms that apply specifically to the notes, including any changes to the terms specified below. We refer to these term sheets and pricing supplements generally as “pricing supplements.” If the terms described in the applicable pricing supplement are inconsistent with those described in this product supplement or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement will control.

During the term of the notes, you will receive payments of interest at the rate, and on the dates, specified in the applicable pricing supplement.

At maturity, if the value of the Reference Stock has increased between the pricing date and the valuation date, you may receive a payment in excess of the principal amount of the notes (including the final interest payment), as described in the applicable pricing supplement. Otherwise, you will receive (a) any accrued and unpaid interest on the notes and (b) either the principal amount of the notes or, under the circumstances described in this prospectus supplement, shares of the Reference Stock or, at our election, the cash value of those shares. The market value of the shares of Reference Stock or the amount of cash that may be delivered to you at maturity will most likely be less than the principal amount of your notes, and may be zero.

Because we have provided only a brief summary of the terms of your notes above, you should read the detailed description of the terms of the notes found in “Summary Information” and “General Terms of the Notes.”

The notes will not be listed on any securities exchange.

Your investment in the notes involves certain risks. We encourage you to read the “Additional Risk Factors Relating to the Notes” section beginning on page PS-5 of this product supplement and in the “Risk Factors” sections beginning on page S-1 of the accompanying prospectus supplement and on page 8 of the accompanying prospectus, so that you may better understand those risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy of this product supplement or the accompanying prospectus and prospectus supplement. Any representation to the contrary is a criminal offense.

The notes will be our unsecured obligations and will not be savings accounts or deposits that are insured by the United States Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency or instrumentality or other entity.

BMO CAPITAL MARKETS CORP.

Product Supplement dated April 20, 2020

PS-1

Summary Information

We refer to the notes we are offering by this product supplement as the “notes.” Each of the notes, including your notes, has the terms described below and under “General Terms of the Notes.” In addition, references to the “accompanying prospectus” mean the accompanying prospectus, dated April 20, 2020, as supplemented by the accompanying prospectus supplement, dated April 20, 2020, relating to our Series F Senior Medium-Term Notes.

We will pay interest on the notes at the rate set forth in the applicable pricing supplement. At maturity, if the value of the Reference Stock has increased between the pricing date and the valuation date, you may receive a payment in excess of the principal amount of the notes (including the final interest payment), as described in the applicable pricing supplement. However, as further described below, instead of receiving a payment in excess of the principal amount of the notes, you may receive an amount of shares of the Reference Stock or cash at maturity with a value that is significantly less than the principal amount of the notes.

Reference Stock:	Each Reference Stock will be specified in the applicable pricing supplement, and will either be an equity security, including an ADS, or a share of an ETF. We refer to the issuer of the Reference Stock as the “Reference Stock Issuer.”

Maturity Date:	As specified in the applicable pricing supplement, subject to any prior automatic redemption, if applicable. The maturity date of the notes is subject to postponement as set forth in the sections below, “General Terms of the Notes—Payment at Maturity—Physical Delivery Amount and “—Maturity Date.”

Interest Rate:	The interest rate payable on the notes, and the applicable interest payment dates, will be set forth in the applicable pricing supplement.

Denominations:	Unless otherwise specified in the applicable pricing supplement, the notes will be issued in denominations of $1,000 and integral multiples of $1,000.

Potential Payment at Maturity Greater than Principal:	If the Final Stock Price (as defined below) exceeds the Initial Stock Price (as defined below) then, depending upon the terms of your notes, and unless otherwise set forth in the applicable pricing supplement, the payment at maturity will be determined as follows:

Principal Amount + (Principal Amount × Percentage Change × Leverage Factor)

Your notes may be “Digital Return Notes.” For Digital Return Notes, unless otherwise set forth in the applicable pricing supplement, the payment at maturity will be determined as follows:

Principal Amount + (Principal Amount × Digital Return)

Your notes may be “Booster Notes.” For Booster Notes, unless otherwise set forth in the applicable pricing supplement, your payment at maturity will be determined as follows:

If the Percentage Change is greater than the Booster Percentage (as defined below), then the payment at maturity will equal:

Principal Amount + (Principal Amount × Percentage Change)

If the Percentage Change is greater than or equal to 0% but less than or equal to the Booster Percentage, then the payment at maturity will equal:

Principal Amount + (Principal Amount × Booster Percentage)

For each of the above notes, you will also receive the final interest payment on the notes. The payment at maturity may be subject to a Maximum Redemption Amount (as defined below). For Digital Return Notes, the payment at maturity will be limited to the return represented by the Digital Return.

The applicable pricing supplement may also set forth an alternative means for determining a payment at maturity that exceeds the principal amount of the notes.

PS-2

Payment at Maturity Less than or Equal to Principal:

If you are not entitled to receive a payment in excess of the principal amount, as described above, then you will receive at maturity the principal amount of your notes unless:

(i)    the Final Stock Price is less than the Initial Stock Price; and

(ii)   (a) if the notes are subject to Continuous Monitoring (as further described below), at any time during the applicable Monitoring Period, the price of the Reference Stock quoted on the relevant exchange is less than the applicable Trigger Price; or

(b) if the notes are subject to Closing Price Monitoring (as further described below), on any trading day during the applicable Monitoring Period, the closing price of the Reference Stock is less than the Trigger Price.

If the events described above occur, you will receive at maturity, instead of the principal amount of the notes, the number of shares of the Reference Stock equal to the Physical Delivery Amount, as described below, or, at our election, the Cash Delivery Amount, as described below. If we deliver shares of the Reference Stock, fractional shares will be paid in cash.

The market value of the Physical Delivery Amount or the Cash Delivery Amount will most likely be less than the principal amount of the notes, and may be zero.

The applicable pricing supplement will specify if a Monitoring Method is applicable to the notes, and if so, will specify Continuous Monitoring, Closing Price Monitoring or another method for monitoring the Reference Stock. Unless otherwise specified in the applicable pricing supplement, if a Monitoring Method is not applicable to your notes, there will be no Trigger Price, and you will lose a portion of your principal amount if the Final Stock Price is less than the Initial Stock Price.

At maturity, you will also receive the final payment of interest due on your notes.

Monitoring Period:	As may be specified in the applicable pricing supplement. For example, the Monitoring Period (a) may include the period from pricing date through the final valuation date, (b) may be limited to the final valuation date or (c) may be of any other period of time set forth in the applicable pricing supplement.

Physical Delivery Amount:	Unless otherwise specified in the applicable pricing supplement, for each $1,000 principal amount of notes, the Physical Delivery Amount will be equal to the number of shares of the Reference Stock determined by dividing $1,000 by the Initial Stock Price. Payment of the Physical Delivery Amount and the maturity of the notes may be postponed by up to ten business days under certain circumstances, as set forth in the section below, “General Terms of the Notes—Payment at Maturity—Physical Delivery Amount.”

Cash Delivery Amount:	The Cash Delivery Amount will be an amount in cash equal to the value of the Physical Delivery Amount. Unless otherwise specified in the applicable pricing supplement, the Cash Delivery Amount will equal the product of the Physical Delivery Amount, as calculated above, multiplied by the Final Stock Price.

Initial Stock Price:	The Initial Stock Price will be set forth in the applicable pricing supplement, and will generally be the closing price of the Reference Stock on the pricing date of the notes. The Initial Stock Price is subject to adjustment based upon certain corporate events that may affect the applicable Reference Stock Issuer, as described below.

Final Stock Price:	The closing price of one share of the Reference Stock on the valuation date or, if there is more than one valuation date, the arithmetic average of the closing price of the Reference Stock on each valuation date. The applicable pricing supplement will set forth the valuation date or valuation dates. The valuation dates will be subject to postponement under certain circumstances, as described below.

PS-3

Trigger Price:	The applicable Trigger Price will be set forth in the applicable pricing supplement, and will be less than the applicable Initial Stock Price. For example, the applicable pricing supplement may specify that the Trigger Price for a Reference Stock is equal to 80% of its Initial Stock Price.

Maximum Redemption Amount:	The Maximum Redemption Amount, if applicable, will be specified in the relevant pricing supplement. If a Maximum Redemption Amount applies to your notes, then the payment at maturity will be limited to a percentage that will be set forth in the pricing supplement.

Cap:	The Cap, if applicable, will be specified in the relevant pricing supplement. If a Cap applies to your notes, the positive Percentage Change in the price of the Reference Stock will be limited to the Cap.

Leverage Factor:	As specified in the relevant pricing supplement, if applicable. The Leverage Factor may be less than, equal to or greater than 100%. If the Leverage Factor is less than 100%, you will participate in less than the full upside performance of the Reference Stock. If the Leverage Factor is greater than 100%, you will participate on a leveraged basis in the upside performance of the Reference Stock (subject to any applicable Maximum Redemption Amount).

Digital Return:	A percentage that will be specified in the applicable pricing supplement. If a Digital Return applies to your notes, the return on your investment will be limited to the return represented by the Digital Return.

Booster Percentage:	A specified percentage increase in the price of the Reference Stock. The Booster Percentage, if any, will be set forth in the relevant pricing supplement.

Automatic Redemption:	We may issue notes that are subject to automatic redemption if the price of the Reference Stock is greater than or equal to the applicable call price on a call date set forth in the pricing supplement. If your notes are subject to automatic redemption, the pricing supplement will set forth the terms upon which the notes will be redeemed.

Clearance and Settlement:	DTC

Listing:	The notes will not be listed on any securities exchange.

Calculation Agent:	Unless otherwise set forth in the applicable pricing supplement, BMO Capital Markets Corp. will serve as calculation agent for the notes. The calculation agent will make all required determinations as to the amounts payable on the notes.

PS-4

Additional Risk Factors relating to the Notes

An investment in the notes involves risks. This section describes significant risks relating to the terms of the notes. Before investing in the notes, you should read the following information about these risks, together with the other information contained in or incorporated by reference in the applicable pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus.

Your investment in the notes may result in a loss if the value of the Reference Stock decreases. The notes do not guarantee any return of principal. Unless otherwise set forth in the applicable pricing supplement, you will receive at least the principal amount of your notes at maturity if the Final Stock Price is greater than or equal to the Initial Stock Price, or, if a Monitoring Period is applicable to your notes, the price of the Reference Stock does not decrease to a trading price or a closing price (as applicable) below the Trigger Price during the applicable Monitoring Period. If these conditions are not satisfied, you will be entitled to receive at maturity shares or cash with a value that we expect to be less than the principal amount of your notes, and may be zero. You may even lose the entire principal amount of your notes.

Your yield may be lower than the yield on a standard debt security of comparable maturity. The yield that you will receive on your notes, which could be negative, may be less than the yield you could earn if you purchased a standard senior debt security of Bank of Montreal with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

The appreciation potential of the notes may be limited. If your notes are subject to a Maximum Redemption Amount, a Cap, or a Digital Return, they will provide less opportunity to participate in the appreciation of the Reference Stock than an investment in a security linked to the Reference Stock providing full participation in the appreciation, because the payment at maturity will be limited as described in the applicable pricing supplement. Accordingly, your return on the notes may be less than your return would be if you made an investment in a security directly linked to the positive performance of the Reference Stock.

Payments on the notes are subject to our credit risk, and changes in our credit ratings are expected to affect the market value of the notes. The notes are our senior unsecured debt securities. As a result, your receipt of interest payments and the amount due on the maturity date are each dependent upon our ability to repay our obligations at that time. This will be the case even if the market price of the Reference Stock increases after the pricing date. No assurance can be given as to what our financial condition will be at any time during the term of the notes.

The cash value of any Reference Stock that we deliver to you may be less than the market value of those shares on the valuation date. If you receive the Physical Delivery Amount at maturity, the market price of the shares that you receive could decline between the valuation date (or the final valuation date) and the maturity date, which is when you will actually receive those shares. Similarly, if we elect to deliver to you the Cash Delivery Amount, we will determine the amount to be paid on the valuation date (or the final valuation date) and you will not benefit from any appreciation in the market price of the Reference Stock that may occur between the valuation date (or the final valuation date) and the maturity date.

Your notes may not have an active trading market. Your notes will not be listed on any securities exchange, and there may be little or no secondary market for your notes. Even if a secondary market for your notes develops, it may not provide significant liquidity. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your notes in any secondary market could be substantial. If you sell your notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses.

An investment in the notes is not the same as owning the Reference Stock or a security directly linked to the performance of the Reference Stock. The return on your notes will not reflect the return you would realize if you actually owned the Reference Stock or a security directly linked to the performance of the Reference Stock and held that investment for a similar period because:

•	the maximum return on your notes will be limited as described in the applicable pricing supplement;

PS-5

•	your notes may be subject to automatic redemption if the market price of the Reference Stock reaches or exceeds a price set forth in the applicable pricing supplement; and

•	payments on the notes are dependent upon our credit risk, as the issuer of the notes.

Your notes may trade quite differently from the Reference Stock. Changes in the price of the Reference Stock may not result in comparable changes in the market value of your notes. Even if the price of the Reference Stock increases from the Initial Stock Price during the term of the notes, the market value of the notes prior to maturity may not increase to the same extent, or may even decrease.

The market value of your notes may be influenced by many unpredictable factors. The following factors, which are beyond our control, may influence the market value of your notes:

•	the market price of the Reference Stock, including whether it trades or closes below the applicable Trigger Price during the Monitoring Period, if applicable;

•	the likelihood of an automatic redemption, if your notes are subject to an automatic redemption;

•	the volatility of the Reference Stock;

•	the proximity in time to the next interest payment;

•	the dividend rate on the applicable Reference Stock or the stocks held by any Reference Stock that is an ETF;

•	economic, financial, political, military, regulatory, legal and other events that affect the applicable securities markets generally and the U.S markets in particular, and which may affect the price of the Reference Stock;

•	interest and yield rates in the market; and

•	the time remaining to maturity of the notes.

These factors may influence the market value of your notes if you sell your notes before maturity. Our creditworthiness, as represented by our credit ratings or as otherwise perceived in the market, will also affect the market value of your notes. If you sell your notes prior to maturity, you may receive less than the principal amount of your notes.

The market value of your notes may decrease at an accelerated rate as the market price of the Reference Stock approaches and decreases below any applicable Trigger Price. When the price of the Reference Stock on any trading day decreases from the Initial Stock Price to a price near the Trigger Price for the first time, the market value of the notes may decrease at a greater rate than the market value of the Reference Stock. If the Reference Stock trades (in the case of Continuous Monitoring) or closes (in the case of Daily Monitoring) at prices that are near or below the Trigger Price, we expect that the market value of the notes will decrease, reflecting the fact that you may receive at maturity shares of the Reference Stock or cash with a value that is less than the principal amount of your notes. All other factors remaining constant, the longer the Monitoring Period is for your notes, the higher the probability will be that the Reference Stock will trade or close (as applicable) at a price that is less than the applicable Trigger Price.

Your notes may be subject to automatic early redemption. If your notes are subject to automatic redemption, we will redeem the notes if the price of the Reference Stock reaches or exceeds a specified price as of the applicable call date. Following a redemption, you will not receive any additional interest payments on the notes, and you may not be able to reinvest your proceeds in an investment with returns that are comparable to the notes.

PS-6

The amount of shares or cash to be paid at maturity will not be affected by all developments relating to the Reference Stock. Changes in the price of the Reference Stock during the term of the notes before the valuation date or valuation dates will not be reflected in the calculation of the payment at maturity, except to the extent that the Reference Stock trades or closes (as applicable) below the Trigger Price during any applicable Monitoring Period, or to the extent that the notes are subject to an automatic redemption. The calculation agent will calculate the amount to be paid at maturity by comparing the Final Stock Price to the Initial Stock Price. As a result, you may receive shares or cash at maturity with a value that is less than the principal amount of your notes, even if the price of the Reference Stock has increased at certain times during the term of the notes before decreasing to a price below the Initial Reference Price.

You must rely on your own evaluation of the merits of an investment linked to the Reference Stock. In the ordinary course of their business, we or our affiliates may have expressed views on expected movements in any Reference Stock (or in the case of an ETF, the shares that it holds), and may do so in the future. These views or reports may be communicated to our clients and clients of our affiliates. However, these views are subject to change from time to time. Moreover, other professionals who transact business in markets relating to any Reference Stock may at any time have significantly different views from our views or those of our affiliates. For these reasons, you are encouraged to obtain information concerning the applicable Reference Stock from multiple sources, and you should not rely solely on views expressed by us or our affiliates.

Our trading and other transactions relating to the Reference Stock, futures, options or other derivative products may adversely affect the market value of the notes. As described below under “Use of Proceeds and Hedging,” we or one or more affiliates may hedge our obligations under the notes by purchasing or selling shares of the Reference Stock, futures or options relating to the Reference Stock, or other derivative instruments with returns linked or related to changes in the performance of the Reference Stock. We or our affiliates may adjust these hedges by, among other things, purchasing or selling those assets at any time. Although they are not expected to do so, any of these hedging activities may adversely affect the market price of the Reference Stock, and therefore, the market value of the notes, and the amounts payable at maturity. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities, even though the market value of the notes decreases.

We or one or more of our affiliates may also engage in trading relating to the Reference Stock on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for our customers, including block trades. Any of these activities could adversely affect the price of the Reference Stock and therefore, the market value of the notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Reference Stock. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the notes.

Our business activities or those of our affiliates may create conflicts of interest. We and our affiliates expect to engage in trading activities related to the Reference Stock that are not for the account of holders of the notes or on their behalf. These trading activities may present a conflict between the holders’ interests in the notes and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the price of the Reference Stock, could be adverse to the interests of the holders of the notes. We and one or more of our affiliates may, at the time that we offer any notes or any time thereafter, engage in business with the applicable Reference Stock Issuer, or the component stocks of any index (an “Underlying Index”) that is tracked by a Reference Stock that is an ETF, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between our or one or more of our affiliates’ obligations and your interests as a holder of the notes. Moreover, we and our affiliates may have published, and in the future expect to publish, research reports that relate to the Reference Stock or the stocks held by an ETF that is a Reference Stock. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities by us or one or more of our affiliates may affect the price of the Reference Stock and therefore, the market value of the notes.

PS-7

The calculation agent may postpone the determination of the Final Stock Price if a market disruption event occurs. The calculation agent may postpone the determination of the Final Stock Price if the calculation agent determines that a market disruption event has occurred or is continuing on a valuation date. In no event, however, will any valuation date be postponed by more than ten trading days. As a result, if a market disruption event occurs or is continuing on a valuation date, the maturity date for the notes could also be postponed.

If the determination of the price of the Reference Stock for any valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the price of the Reference Stock will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the price that would have prevailed in the absence of the market disruption event. See “General Terms of the Notes—Market Disruption Events.”

The delivery of the Physical Delivery Amount may be postponed if a Physical Delivery Amount Disruption Event Occurs. As described in more detail in the section below, “General Terms of the Notes—Payment at Maturity—Physical Delivery Amount,” there may be circumstances in which the calculation agent determines that we are unable to procure all or a portion of the securities needed to pay the Physical Delivery Amount on the maturity date. In such a case, the maturity date of your notes and the delivery of the Physical Delivery Amount may be postponed by up to ten business days, without any payment of additional interest, and we may also pay to you the Cash Delivery Amount in lieu of such securities. Accordingly, you are advised not to effect any transaction involving the securities that you may expect to receive as part of the Physical Delivery Amount until you have confirmed that those securities have been received in your account. In addition, the value of the securities delivered may decrease, perhaps to a significant extent, in the period between the valuation date or valuation dates and the maturity date, as so postponed.

As calculation agent, BMO Capital Markets Corp. will have the authority to make determinations that could affect the value of your notes and your payment at maturity. As calculation agent for your notes, BMO Capital Markets Corp. will have discretion in making various determinations that affect your notes, including determining the Final Stock Price, market disruption events, and any amount of shares or cash payable on your notes. The calculation agent also has discretion in making certain adjustments relating to mergers and certain other corporate transactions which the Reference Stock Issuer may undertake. The exercise of this discretion by BMO Capital Markets Corp. could adversely affect the value of your notes and may present BMO Capital Markets Corp., which is our wholly owned subsidiary, with a conflict of interest.

Significant aspects of the tax treatment of the notes are uncertain. The tax treatment of the notes is uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Canadian authorities regarding the tax treatment of the notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product supplement. Although the U.S. federal income tax treatment of the interest is uncertain, we intend to take the position that such interest constitute taxable ordinary income to a United States holder at the time received or accrued in accordance with the holder’s regular method of accounting.

If the Reference Stock is the type of financial asset described under Section 1260 of the Code, while the matter is not entirely clear, unless otherwise specified in the applicable pricing supplement, there exists a substantial risk that an investment in a note is, in whole or in part, a “constructive ownership transaction” to which Section 1260 of the Code applies.  If Section 1260 of the Code applies, all or a portion of any long-term capital gain recognized by a United States Holder in respect of a note will be recharacterized as ordinary income and certain interest charges may apply.  See the section entitled “Supplemental Tax Considerations – Supplemental U.S. Federal Income Tax Considerations – Potential Application of Section 1260 of the Code.”

The Internal Revenue Service has issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, the holder of an instrument such as the notes should be required to accrue ordinary income (in addition to the interest) on a current basis, and they are seeking comments on the subject. The outcome of this process is uncertain and could apply on a retroactive basis.

Please read carefully the section entitled “Supplemental Tax Considerations” in this product supplement, the sections “United States Federal Income Taxation” and “Canadian Taxation” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.

PS-8

A 30% U.S. federal withholding tax will be withheld on interest paid to non-United States holders. While the U.S. federal income tax treatment of the notes (including proper characterization of the interest for U.S. federal income tax purposes) is uncertain, U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) will be withheld in respect of the interest paid to a non-United States holder unless such payments are effectively connected with the conduct by the non-United States holder of a trade or business in the U.S. (in which case, to avoid withholding, the non-United States holder will be required to provide a Form W-8ECI). We will not pay any additional amounts in respect of such withholding.

Please read carefully the section entitled “Supplemental Tax Considerations”, the section “United States Federal Income Taxation” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.

Insurance companies and employee benefit plans should carefully review the legal issues of an investment in the notes. Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA,” or the Internal Revenue Code of 1986, as amended (the “Code”), including an IRA or Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the notes with the assets of the insurance company or the assets of such plan, should consult with its counsel regarding whether the purchase or holding of the notes could become a “prohibited transaction” under ERISA, the Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the notes. These issues are discussed in more detail in the section “Employee Retirement Income Security Act” below.

Additional Risks Relating to the Reference Stocks

You will not have any shareholder rights prior to maturity of the notes. Unless and until shares of a Reference Stock are delivered to you at maturity, the notes will not entitle a holder to any direct or indirect ownership or entitlement to the Reference Stock. Until the delivery of any shares of a Reference Stock occurs, a holder of the notes will not be entitled to the rights and benefits of a holder of the Reference Stock, including any right to receive any distributions or dividends or to vote at or attend any meetings of holders of shares of the Reference Stock.

No Reference Stock Issuer will have any role or responsibilities with respect to the notes. Neither the applicable Reference Stock Issuer, or the issuer of any stock that is included in an ETF, will have authorized or approved the notes, and will not be involved in any offering. No such company will have any financial or legal obligation with respect to the notes or the amounts to be paid to you, including any obligation to take our needs or your needs into consideration for any reason, including taking any corporate actions that might affect the value of the Reference Stock or the notes. No such company will receive any of the proceeds from any offering of the notes. No Reference Stock Issuer or any other such company will be responsible for, or participate in, the determination or calculation of the amounts receivable by holders of the notes.

An investment in the notes may be subject to risks associated with non-U.S. securities markets. The Reference Stock, or shares held by an ETF to which the notes are linked, may have been issued by one or more non-U.S. companies. An investment in notes linked to the value of non-U.S. equity securities involves particular risks. Non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. securities markets differently from the U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings among non-U.S. companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information in the U.S. about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission (the “SEC”), and non-U.S. companies are subject to accounting, disclosure, auditing and financial reporting standards and requirements that differ from those that are applicable to U.S. reporting companies.

Prices of securities in countries outside of the U.S. are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the economic and fiscal policies of non-U.S. governments, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, the economies of certain foreign countries may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

PS-9

We do not control any Reference Stock Issuer and we are not responsible for any disclosure made by any other company. Except to the extent set forth in the applicable pricing supplement, neither we nor any of our affiliates have the ability to control the actions of any Reference Stock Issuer, or the issuers of the shares that are held by a Reference Stock Issuer that is an ETF. We do not assume any responsibility for the adequacy or accuracy of any publicly available information about any of these companies, unless (and only to the extent that) our securities or the securities of our affiliates are represented by that Reference Stock. We are not responsible for any other issuer’s public disclosure of information on itself or the Reference Stock, whether contained in SEC filings or otherwise. We will not perform any due diligence procedures with respect to the applicable Reference Stock Issuer. You should make your own investigation into the applicable Reference Stock Issuer, or the issuers of the shares that are held by a Reference Stock that is an ETF.

You will have limited anti-dilution protection with respect to the Reference Stock. The calculation agent will adjust the Initial Stock Price, the Trigger Price and any call price for stock splits, reverse stock splits, stock dividends, extraordinary dividends and other events that affect the applicable issuer’s capital structure, but only in the situations we describe in “General Terms of the Notes—Anti-Dilution Adjustments” below. The calculation agent will not be required to make an adjustment for every corporate event that may affect the relevant security. For example, the calculation agent will not make any adjustments for events such as an offering by the Reference Stock Issuer of equity securities or a tender or exchange offer for less than all outstanding shares of that issuer by a third party. Those events or other actions by the applicable issuer or a third party may nevertheless adversely affect the price of the Reference Stock, and adversely affect the value of your notes.

The historical performance of the Reference Stock should not be taken as an indication of its future performance. The price of the Reference Stock will determine the amount to be paid on the notes at maturity and whether the notes are subject to an automatic redemption. The historical performance of the Reference Stock is not necessarily an indicator of its future performance. As a result, it is impossible to predict whether the price of the Reference Stock will rise or fall during the term of the notes. The price of the Reference Stock will be influenced by complex and interrelated political, economic, financial and other factors.

We will not hold any shares of the Reference Stock for your benefit. The indenture and the terms governing your notes do not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any shares of the Reference Stock that we or they may acquire. Neither we nor our affiliates will pledge or otherwise hold any such shares for your benefit. Consequently, in the event of our bankruptcy, insolvency or liquidation, any of those assets that we own will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

Additional Risks Relating to Reference Stocks that Are ADSs

The value of the Reference Stock may not accurately track the value of the common shares of the applicable company. If the Reference Stock is an ADS, each share of the Reference Stock will represent shares of the relevant company (an “Underlying Company”). The trading patterns of the ADSs will generally reflect the characteristics and valuations of the underlying common shares; however, the value of the ADSs may not completely track the value of those shares. Trading volume and pricing on the applicable non-U.S. exchange may, but will not necessarily, have similar characteristics as the ADSs. For example, certain factors may increase or decrease the public float of the ADSs and, as a result, the ADSs may have less liquidity or lower market value than the common shares of the Underlying Company.

Adverse trading conditions in the applicable non-U.S. market may negatively affect the value of the Reference Stock. Holders of the Underlying Company’s ADSs may usually surrender the ADSs in order to receive and trade the underlying common shares. This provision permits investors in the ADSs to take advantage of price differentials between markets. However, this provision may also cause the market prices of the Reference Stock to more closely correspond with the values of the common shares in the applicable non-U.S. markets. As a result, a market outside of the U.S. for the underlying common shares that is not liquid may also result in an illiquid market for the ADSs.

PS-10

Additional Risks Relating to Reference Stocks that Are Issued by Exchange Traded Funds

You will have no rights against the sponsor of the relevant ETF or any issuers of the equity securities held by that ETF. The notes are not sponsored, endorsed, sold or promoted by any sponsor of any ETF that is a Reference Stock or any such issuer. No sponsor of the relevant ETF or any such issuer has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes. No sponsor of the relevant ETF or any such issuer makes any representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in securities generally or the notes in particular, or the ability of the relevant ETF to track general market performance. The sponsor of that ETF has no obligation to take our needs or your needs into consideration in determining, composing or calculating that ETF, or in making changes to that ETF. No sponsor of the relevant ETF or any issuer of an equity security comprising an ETF is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the notes to be issued or in the determination or calculation of the equation by which the amounts to be paid on the notes are to be determined. No sponsor of the relevant ETF or any such issuer has any liability in connection with the administration, marketing or trading of the notes.

Adjustments to the relevant ETF could adversely affect the notes. The sponsor of the relevant ETF is responsible for calculating and maintaining such ETF. The relevant ETF sponsor can add, delete or substitute the stocks comprising the relevant ETF or make other methodological changes that could change the value of the ETF at any time. If one or more of these events occurs, the calculation of the amount payable at maturity may be adjusted to reflect such event or events. Please refer to “Description of the Notes—Adjustments to an ETF.” Consequently, any of these actions could adversely affect the amount payable at maturity and/or the market value of the notes.

The policies of an ETF sponsor or investment advisor, as applicable, and changes that affect the ETF or the relevant Underlying Index could adversely affect the amount payable on your notes and their market value. The policies of the sponsor or investment advisor, as applicable, of the relevant ETF concerning the calculation of the ETF’s net asset value, additions, deletions or substitutions of securities in such ETF and the manner in which changes affecting the relevant Underlying Index are reflected in the ETF could affect the market price of the shares of the ETF and, therefore, the amount payable on your notes on the maturity date and the market value of your notes before that date. The amount payable on your notes and their market value could also be affected if the ETF sponsor or investment advisor, as applicable, changes these policies, for example, by changing the manner in which it calculates the ETF’s net asset value, or if the ETF sponsor or investment advisor, as applicable, discontinues or suspends calculation or publication of the ETF’s net asset value, in which case it may become difficult to determine the market value of the notes.

We and our affiliates generally do not have any affiliation with the investment advisor of an ETF and are not responsible for its public disclosure of information. Each investment advisor of an ETF advises that ETF on various matters including matters relating to the policies, maintenance and calculation of the ETF. Unless otherwise specified in the applicable pricing supplement, we and our affiliates generally are not affiliated with the investment advisor of an ETF in any way and have no ability to control or predict its actions, including any errors in or discontinuance of disclosure regarding their methods or policies relating to the ETF. Except in the limited cases where we or an affiliate is the investment advisor of an ETF, the investment advisor is not involved in any offering of the notes in any way and has no obligation to consider your interests as an owner of the notes in taking any actions relating to the ETF that might affect the value of the notes.

Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about an ETF or the investment advisor of such ETF contained in any public disclosure of information by such investment advisor (except to the extent that we or an affiliate is the investment advisor of such ETF). You, as an investor in the notes, should make your own investigation into the ETF.

PS-11

Even if the stocks held by the ETF or included in the ETF’s Underlying Index are all part of the same industry, such stocks are not necessarily representative of that industry. Even if an ETF or an ETF’s Underlying Index purports to be representative of a particular industry, the performance of that ETF may not correlate with the performance of the entire industry as represented by the stocks held by the ETF or included in the ETF’s Underlying Index. The ETF may decline in value even if the industry as a whole rises in value. Furthermore, one or more of the issuers of the stocks held by the ETF or included in the ETF’s Underlying Index may engage in new lines of business unrelated to the particular industry or cease to be involved in lines of business in the particular industry. The stocks held by the ETF or included in the ETF’s Underlying Index may not vary even if one or more of the issuers of such stocks are no longer involved in the particular industry. The composition of the Underlying Index may also be changed from time to time.

If the stocks held by the ETF or included in the ETF’s Underlying Index are all part of the same sector, there are risks associated with a sector investment. If the stocks held by the ETF or included in the ETF’s Underlying Index are all part of the same sector, the performance of notes linked to such ETF is dependent upon the performance of issuers of stocks in a particular sector of the economy. Consequently, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the particular sector than an investment linked to a more broadly diversified asset.

The correlation between the performance of an ETF and the performance of the ETF’s Underlying Index may be imperfect. The performance of an ETF is linked principally to the performance of the ETF’s Underlying Index. However, the performance of an ETF may also be linked in part to shares of other ETFs because some ETFs generally invest a specified percentage, e.g., 10% of their assets, in the shares of other ETFs. In addition, while the performance of an ETF is linked principally to the performance of such ETF’s Underlying Index, ETFs generally invest in a representative sample of the stocks included in such ETF’s Underlying Index and generally do not hold all or substantially all of the stocks included in such ETF’s Underlying Index. Finally, the performance of an ETF and of the ETF’s Underlying Index will generally vary due to transaction costs, certain corporate actions and timing variances.

Imperfect correlation between the stocks held by an ETF and the stocks included in such ETF’s Underlying Index; the performance of the shares of other ETFs, if applicable; rounding of prices; changes to an ETF’s Underlying Index; and changes to regulatory policies, may cause the performance of an ETF to differ from the performance of the ETF’s Underlying Index. In addition, because shares of ETFs are traded on exchanges and are subject to market supply and investor demand, the market value of one share of an ETF may differ from its net asset value per share and the shares of an ETF may trade at, above or below their net asset value per share.

Because of the potential discrepancies identified above, the return on an ETF may correlate imperfectly with the return on the ETF’s Underlying Index. These discrepancies may also result in your notes being priced with a lower interest rate than otherwise would have been the case.

There is no assurance that an active trading market will continue for the shares of the relevant ETF or that there will be liquidity in the trading market. Although the shares of an ETF to which your notes may be linked are listed for trading on various securities exchanges and a number of similar products have been traded on other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of such ETF or that there will be liquidity in the trading market.

An ETF is subject to management risks. Each ETF is subject to management risk, which is the risk that the investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, an investment advisor may invest a portion of the ETF’s assets in securities not included in the relevant industry or sector but which the investment advisor believes will help the ETF track the relevant industry or sector.

The notes may be subject to foreign currency risk if the relevant ETF is comprised of foreign equity securities. If the relevant ETF and the stocks comprising such ETF are not denominated in the same currency as that ETF, the notes may be subject to foreign currency risk. Because the prices of the stocks comprising the relevant ETF will be converted into the currency in which the ETF is denominated (the “base currency”) for the purposes of calculating the value of such ETF, your investment will be exposed to currency exchange risk with respect to each of the countries represented in such ETF which do not use the base currency. Your net exposure to such risk will depend on the extent to which the currencies in which the stocks comprising the ETF are denominated, other than the base currency, strengthen or weaken relative to the base currency. If the base currency strengthens relative to any of the currencies in which the stocks comprising the ETF are denominated, the value of the ETF may be adversely affected, and the amount payable on the notes at maturity may be reduced. Of particular importance to potential currency exchange risks are: existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments, and the extent of governmental surpluses or deficits in the relevant countries represented in any relevant ETF. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in such ETF and other countries important to international trade and finance.

PS-12

If the relevant ETF is comprised of stocks denominated in a currency other than U.S. dollars, the notes, which are denominated in U.S. dollars, are subject to foreign currency risk because the return on the notes is linked to the performance of such ETF, the value of which is dependant on the stocks denominated in a currency other than U.S. dollars. Foreign currency risks include, but are not limited to, convertibility risk and market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. These factors may adversely affect the values of the stocks comprising the ETF, the price of the ETF’s shares and the value of the notes.

PS-13

General Terms of the Notes

This product supplement and the accompanying prospectus dated April 20, 2020 relating to the notes, should be read together. Because the notes are part of a series of our senior debt securities called Senior Medium-Term Notes, Series F, this product supplement and the accompanying prospectus should also be read together with the accompanying prospectus supplement, dated April 20, 2020. Terms used but not defined in this product supplement have the meanings given them in the accompanying prospectus or accompanying prospectus supplement, unless the context requires otherwise.

The notes will be issued in book-entry form through The Depository Trust Company. Owners of beneficial interests in the notes should read the section entitled “Description of the Notes We May Offer – Legal Ownership” in the accompanying prospectus supplement and “Description of the Debt Securities We May Offer – Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The notes are part of a series of senior debt securities entitled “Senior Medium-Term Notes, Series F” that we may issue from time to time under the senior indenture, dated January 25, 2010, between Bank of Montreal and Wells Fargo Bank, National Association, as trustee (as supplemented). Terms that apply generally to our medium term notes are described in “Description of the Notes We May Offer” in the accompanying prospectus supplement. The terms described in this document supplement those described in the accompanying prospectus and the accompanying prospectus supplement, and, if the terms described here are inconsistent with those described in those documents, the terms described in this product supplement are controlling.

As described in more detail below, we will pay periodic interest payments on the notes, and holders of the notes will be entitled to receive a payment of cash and/or securities on the maturity date. If any interest payment date or the maturity date of the notes falls on a day that is not a business day, we will pay the required payment on the first subsequent business day, and no additional interest will accrue on the notes as a result.

Payment at Maturity

Potential Payment at Maturity Greater than Principal

As set forth above in “Summary Information” the applicable pricing supplement for your notes will set forth the circumstances under which you may receive an amount at maturity that is greater than the principal amount of your notes.

Payment at Maturity Less than or Equal to Principal

If you are not entitled to receive a payment at maturity that is greater than the principal amount of your notes, you will receive at maturity the principal amount of your notes unless:

(i)       the Final Stock Price is less than the Initial Stock Price; and

(ii)       (a) if the notes are notes subject to Continuous Monitoring, at any time during the applicable Monitoring Period, the price of the Reference Stock quoted on the relevant exchange is less than the applicable Trigger Price; or

(b) if the notes are notes subject to Closing Price Monitoring, on any trading day during the applicable Monitoring Period, the closing price of the Reference Stock is less than the Trigger Price.

If either of these conditions occur, you will receive at maturity, instead of the principal amount of the notes, the number of shares of the Reference Stock equal to the Physical Delivery Amount or, at our election, the Cash Delivery Amount.

The applicable pricing supplement will specify if a Monitoring Method is applicable to the notes, and if so, will specify Continuous Monitoring, Closing Price Monitoring, or another method for monitoring the Reference Stock. If a Monitoring Method is not applicable to your notes, there will be no Trigger Price, and you will lose a portion of your principal amount if the Final Stock Price is less than the Initial Stock Price.

PS-14

The applicable Monitoring Period will be specified in the applicable pricing supplement. For example, the Monitoring Period (a) may include the period from pricing date through the final valuation date, (b) be limited to the final valuation date or (c) may be of any other period of time set forth in the applicable pricing supplement.

At maturity, you will also receive the final payment of interest due on your notes.

Physical Delivery Amount

The Physical Delivery Amount for each $1,000 in principal amount of the notes will equal $1,000 divided by the Initial Stock Price.

Physical Delivery Amount =	$1,000
Initial Stock Price

Any fractional shares will be paid in cash, in an amount equal to that fraction multiplied by the Final Stock Price. The number of shares or the amount of cash that we may deliver to you is subject to adjustment, as described below under “— Anti-dilution Adjustments” and “— Consequences of Market Disruption Events.”

We expect that the market price of the shares you receive in exchange for your notes at maturity will be less than the principal amount of your notes.

If we have not exercised our option to pay to you the Cash Delivery Amount, and the calculation agent determines in its sole discretion that a Physical Delivery Amount Disruption Event (as defined below) has occurred and is continuing on any valuation date, then the maturity of the notes will be postponed by the number of business days (up to ten business days) as the calculation agent shall determine to be necessary to enable us to procure the securities needed to pay the Physical Delivery Amount. We will not pay any additional interest to you if the maturity date is so postponed. If we are unable to deliver all or a portion of the securities to which you are entitled on the maturity date, as so postponed, we may pay to you the Cash Delivery Amount, determined as described below.

A “Physical Delivery Amount Disruption Event” means any event or series of events, as a result of which the calculation agent determines that, due to the operation of law, regulation, market conditions, our policies or the policies of our affiliates relating to the trading of securities or other factors, we cannot in a commercially reasonable manner procure delivery of all or a portion of the securities required to be delivered to make payment of the Physical Delivery Amount.

Cash Delivery Amount

At our election, instead of delivering to you shares of the Reference Stock equal to the Physical Delivery Amount, we may deliver to you the Cash Delivery Amount. We may make this election at any time, including on the applicable maturity date.

The Cash Delivery Amount will be equal to the product of the Final Stock Price and the Physical Delivery Amount.

Cash Delivery Amount = Final Stock Price × Physical Delivery Amount

The Final Stock Price will be the closing price of one share of the Reference Stock on the valuation date or the average of the closing prices of the Reference Stock on each of the valuation dates, subject to anti-dilution adjustment.

The Cash Delivery Amount will be less than the principal amount of your notes.

Valuation Date

Unless otherwise specified in the applicable pricing supplement, the valuation date (if there is only one valuation date applicable to the notes) or the final valuation date (if there is more than one valuation date applicable to the notes) will be the third trading day before the maturity date. If the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, the Final Stock Price will be determined as set forth in “—Consequences of Market Disruption Events” below. The valuation date or valuation dates that are applicable to your notes will be set forth in the applicable pricing supplement.

PS-15

Maturity Date

Unless otherwise specified in the applicable pricing supplement, the maturity date will be the third scheduled business day following the valuation date or the final valuation date, as applicable, unless that date is not a business day, in which case the maturity date will be the next following business day. The maturity date will be postponed by the same number of trading days as the valuation date or the final valuation date, as applicable, if a market disruption event occurs or is continuing as described below. However, interest will not accrue after the applicable maturity date.

Certain Definitions

Business Day. Unless otherwise set forth in the applicable pricing supplement, “business day” means a day of the week other than Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or executive order to close in New York City, Toronto, or Montreal.

Trading Day. Unless otherwise set forth in the applicable pricing supplement, “trading day” is any day, as determined by the calculation agent, on which trading is generally conducted on the relevant primary U.S. exchange for the applicable Reference Stock.

Closing Price. Unless otherwise set forth in the applicable pricing supplement, the closing price for any Reference Stock on any trading day will equal the closing sale price or last reported sale price, regular way, for the security or the ETF, on a per-share or other unit basis:

•	on the principal national securities exchange on which that Reference Stock is listed for trading on that day; or

•	if that security or ETF is not quoted on any national securities exchange on that day, on any other market system or quotation system that is the primary market for the trading of that Reference Stock.

If the Reference Stock is not listed or traded as described above, then the closing price for that Reference Stock on any trading day will be the average, as determined by the calculation agent, of the bid prices for the Reference Stock obtained from as many dealers in that Reference Stock selected by the calculation agent, in its sole discretion, as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of our other affiliates.

Consequences of Market Disruption Events

If the calculation agent determines that, on a valuation date and/or, if your notes are subject to automatic early redemption, on a call date, a market disruption event has occurred or is continuing with respect to the Reference Stock, the determination of the Final Stock Price and/or, if applicable, the closing price of the applicable Reference Stock, may be postponed. If such a postponement occurs, the calculation agent will use the closing price of the Reference Stock on the first subsequent trading day on which no market disruption event occurs or is continuing. However, in no event will the determination of the Final Stock Price and/or, if applicable, the closing price of the applicable Reference Stock, be postponed by more than ten trading days.

If the determination of the Final Stock Price and/or, if applicable, the closing price of the applicable Reference Stock, is postponed to the last possible day, but a market disruption event for the Reference Stock occurs or is continuing on that day, that day will be the date on which the Final Stock Price and/or, if applicable, the closing price of the applicable Reference Stock, will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Final Stock Price and/or, if applicable, the closing price of the applicable Reference Stock, that would have prevailed in the absence of the market disruption event.

PS-16

Any of the following will be a market disruption event:

•	a suspension, absence or limitation of trading in (i) that security in its primary market, as determined by the calculation agent, or (ii) futures or options contracts relating to that security in the primary market for those contracts, as determined by the calculation agent;

•	any event that disrupts or impairs, as determined by the calculation agent, the ability of market participants to (i) effect transactions in, or obtain market values for, the security in its primary market, or (ii) effect transactions in, or obtain market values for, futures or options contracts relating the security in its primary market;

•	the closure on any day of the primary market for that security on a scheduled trading day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the primary market at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market;

•	any scheduled trading day on which (i) the primary market for that security or (ii) the exchanges or quotation systems, if any, on which futures or options contracts on that security are traded, fails to open for trading during its regular trading session; or

•	any other event, if the calculation agent determines that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” in this product supplement.

Interest Payments

Interest will accrue on the principal amount of your notes and will be calculated and paid as described in the accompanying prospectus and prospectus supplement with regard to fixed rate notes, as modified by the pricing supplement. The interest payment dates will be those specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, interest will be computed on the basis of a 360-day year of twelve 30-day months. The applicable pricing supplement may also specify a fixed amount that will be paid on each interest payment, based on the applicable interest rate.

As long as your notes are in global form, the regular record date for each interest payment date will be the third preceding business day, unless otherwise specified in the applicable pricing supplement. However, the final payment of interest will be paid to the person to whom the payment at maturity is due.

Automatic Call

If so specified in the applicable pricing supplement, your notes will be subject to automatic redemption. In such a case, we will automatically redeem the notes if the closing price of the Reference Stock (or if so stated in the applicable pricing, any intra-day price of the Reference Stock) on the applicable call date is greater than or equal to the call price. The applicable pricing supplement will set forth the applicable call price, call dates and the amount that we will pay upon an early redemption.

Anti-dilution Adjustments

The Initial Stock Price, the Trigger Price and the call price (if applicable) will be specified in the applicable pricing supplement. The calculation agent will adjust the Initial Stock Price, the Trigger Price and the call price if any of the dilution events described below occurs with respect to the Reference Stock.

The calculation agent will adjust the Initial Stock Price, the Trigger Price and the call price as described below, but only if an event below under this section occurs with respect to the Reference Stock and only if the relevant event occurs during the period described under the applicable subsection. The Initial Stock Price, the Trigger Price and the call price will be subject to the adjustments described below, independently and separately, with respect to the dilution events that affect the Reference Stock.

PS-17

If more than one anti-dilution event requiring adjustment occurs with respect to the Initial Stock Price, the Trigger Price and the call price, the calculation agent will adjust the Initial Stock Price, the Trigger Price and the call price for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Therefore, having adjusted the Initial Stock Price, the Trigger Price and the call price for the first event, the calculation agent will adjust the Initial Stock Price, the Trigger Price and the call price for the second event, applying the required adjustment to the Initial Stock Price, the Trigger Price and the call price as already adjusted for the first event, and so on for each event.

If an event requiring an anti-dilution adjustment occurs, the calculation agent will make the adjustment in an attempt to offset, to the extent practical, any change in the economic position of the holder and us, relative to your note, that results solely from that event. The calculation agent may, in its sole discretion, modify the anti-dilution adjustments set forth in the section as necessary to ensure an equitable result.

Stock Splits and Stock Dividends

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. When a corporation pays a stock dividend, it issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock split or stock dividend.

If the Reference Stock is subject to a stock split or receives a stock dividend, then the calculation agent will adjust the Initial Stock Price, the Trigger Price and the call price by dividing the prior Initial Stock Price, Trigger Price, and call price before the stock split or stock dividend by an amount equal to: (1) the number of shares of the Reference Stock outstanding immediately after the stock split or stock dividend becomes effective; divided by (2) the number of shares of the Reference Stock outstanding immediately before the stock split or stock dividend becomes effective. The Initial Stock Price, the Trigger Price and the call price will not be adjusted, however, unless:

•	in the case of a stock split, the first day on which the Reference Stock trades without the right to receive the stock split occurs after the pricing date and on or before the applicable valuation date or call date; or

•	in the case of a stock dividend, the ex-dividend date occurs after the pricing date and on or before the applicable valuation date or call date.

The ex-dividend date for any dividend or other distribution with respect to the Reference Stock is the first day on which the Reference Stock trades without the right to receive that dividend or other distribution.

Reverse Stock Splits

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If the Reference Stock is subject to a reverse stock split, then the calculation agent will adjust the Initial Stock Price, the Trigger Price and the call price by multiplying the prior Initial Stock Price, the Trigger Price and the call price by a number equal to: (1) the number of shares of the Reference Stock outstanding immediately before the reverse stock split becomes effective; divided by (2) the number of shares of the Reference Stock outstanding immediately after the reverse stock split becomes effective. The Initial Stock Price, the Trigger Price and the call price will not be adjusted, however, unless the reverse stock split becomes effective after the pricing date and on or before the applicable valuation date or call date.

PS-18

Extraordinary Dividends

Any distribution or dividend on the Reference Stock determined by the calculation agent to be a distribution or dividend that is not in the ordinary course of the issuer’s historical dividend practices will be deemed to be an extraordinary dividend. The calculation agent will determine if the dividend is an extraordinary dividend and, if so, the amount of the extraordinary dividend. Each outstanding share will be worth less as a result of an extraordinary dividend.

If any extraordinary dividend occurs with respect to the Reference Stock, the calculation agent will adjust the Initial Stock Price, the Trigger Price and the call price to equal the product of: (1) the prior Initial Stock Price, the Trigger Price and the call price, times (2) a fraction, the numerator of which is the amount by which the closing price of the Reference Stock on the business day before the ex-dividend date exceeds the extraordinary dividend amount and the denominator of which is the closing price of the Reference Stock on the business day before the ex-dividend date. The Initial Stock Price, the Trigger Price and the call price will not be adjusted, however, unless the ex-dividend date occurs after the pricing date and on or before the applicable valuation date or call date.

The extraordinary dividend amount with respect to an extraordinary dividend for the Reference Stock equals:

•	for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of the Reference Stock minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for the Reference Stock; or

•	for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution on the Reference Stock that is a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the Initial Stock Price, the Trigger Price and the call price only as described under “— Stock Splits and Stock Dividends” above, “— Transferable Rights and Warrants” below or “— Reorganization Events” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the issuer of the Reference Stock issues transferable rights or warrants to all holders of the Reference Stock to subscribe for or purchase the Reference Stock at an exercise price per share that is less than the closing price of the Reference Stock on the business day before the ex-dividend date for the issuance, then the applicable Initial Stock Price, the Trigger Price and the call price will be adjusted by multiplying the prior Initial Stock Price, the Trigger Price and the call price by the following fraction:

•	the numerator will be the number of shares of the Reference Stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the Reference Stock that the aggregate offering price of the total number of shares of the Reference Stock so offered for subscription or purchase pursuant to the transferable rights or warrants could purchase at the closing price on the trading day before the ex-dividend date, with that number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of those transferable rights or warrants and dividing the resulting product by the closing price on the trading day before that ex-dividend date.

•	the denominator will be the number of shares of the Reference Stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the Reference Stock offered for subscription or purchase under those transferable rights or warrants.

PS-19

The Initial Stock Price, the Trigger Price and the call price will not be adjusted, however, unless the ex-dividend date described above occurs after the pricing date and on or before the applicable valuation date or call date.

Reorganization Events

If the issuer of the Reference Stock undergoes a reorganization event in which property other than the Reference Stock—e.g., cash and securities of another issuer—is distributed in respect of the Reference Stock, then, for purposes of calculating the price of the Reference Stock, the calculation agent will determine the closing price of the Reference Stock on the valuation date to equal the value of the cash, securities and other property distributed in respect of one share of the Reference Stock.

If the calculation agent determines that, by valuing such cash, securities and other property, a commercially reasonable result is not achieved, then the calculation agent will, in its sole discretion, substitute another stock for that Reference Stock.

Each of the following is a reorganization event with respect to the Reference Stock:

•	the Reference Stock is reclassified or changed;

•	the issuer of the Reference Stock has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all the outstanding stock is exchanged for or converted into other property;

•	a statutory share exchange involving the outstanding stock and the securities of another entity occurs, other than as part of an event described in the two bullet points above;

•	the issuer of the Reference Stock sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

•	the issuer of the Reference Stock effects a spin-off—that is, issues to all holders of the Reference Stock equity securities of another issuer, other than as part of an event described in the four bullet points above;

•	the issuer of the Reference Stock is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or

•	another entity completes a tender or exchange offer for all of the outstanding stock of the issuer of the Reference Stock.

Valuation of Distribution Property

If a reorganization event occurs with respect to the Reference Stock, and the calculation agent does not substitute another stock for the Reference Stock as described in “— Substitution” below, then the calculation agent will determine the applicable closing price on each valuation date so as to equal the value of the property — whether it be cash, securities or other property — distributed in the reorganization event in respect of one share of the Reference Stock, as the Reference Stock existed before the date of the reorganization. We refer to the property distributed in a reorganization event as distribution property, a term we describe in more detail below. The calculation agent will not make any determination for a reorganization event, however, unless the event becomes effective (or, if the event is a spin-off, unless the ex-dividend date for the spin-off occurs) after the pricing date and on or before the applicable valuation date or call date.

For the purpose of making a determination required by a reorganization event, the calculation agent will determine the value of each type of distribution property, in its sole discretion. For any distribution property consisting of a security, the calculation agent will use the closing price for the security on the relevant date. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of the Reference Stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion.

PS-20

If a reorganization event occurs and the calculation agent adjusts the closing price of the Reference Stock on a valuation date to equal the value of the distribution property distributed in the event, as described above, the calculation agent will make further determinations for later events that affect the distribution property considered in determining the closing price. The calculation agent will do so to the same extent that it would make determinations if the Reference Stock were outstanding and were affected by the same kinds of events.

For example, if the issuer of the Reference Stock merges into another company and each share of the Reference Stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, then on each valuation date the closing price of a share of the Reference Stock will be determined to equal the value of the two common shares of the surviving company plus the specified amount of cash. The calculation agent will further determine the common share component of such closing price to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in “— Anti-Dilution Adjustments” or as described above in this “— Reorganization Events” section as if the common shares were the Reference Stock. In that event, the cash component will not be redetermined but will continue to be a component of the closing price.

When we refer to “distribution property”, we mean the cash, securities and other property distributed in a reorganization event in respect of the Reference Stock. If an adjustment resulting from a prior reorganization had occurred, the “distribution property” will mean the cash, securities and other property distributed in respect of any securities whose value determines the closing price on a valuation date. In the case of a spin-off, the distribution property also includes the Reference Stock in respect of which the distribution is made.

If a reorganization event occurs, the distribution property distributed in the event will be substituted for the Reference Stock as described above. Consequently, in this product supplement, when we refer to the Reference Stock, we mean any distribution property that is distributed in a reorganization event in respect of the Reference Stock. Similarly, when we refer to the issuer of the Reference Stock, we mean any successor entity in a reorganization event.

Substitution

If the calculation agent determines that a commercially reasonable result is not achieved by valuing distribution property with respect to the Reference Stock upon becoming subject to a reorganization event, then the calculation agent will, in its sole discretion, substitute another stock for the Reference Stock. In such case, the adjustments described above in “— Valuation of Distribution Property” will not apply.

If the calculation agent so determines, it may choose, in its sole discretion, the stock of a different company listed on a national securities exchange or quotation system as a substitute for the Reference Stock. For all purposes, the substitute stock will be deemed to be a Reference Stock for all purposes under the notes hereof.

The calculation agent will determine, in its sole discretion, the Initial Stock Price, the Trigger Price and the call price and/or the manner of valuation of the substitute stock. The calculation agent will have the right to make such adjustments to the calculation of the individual stock performance as it determines in its sole discretion are necessary to preserve as nearly as possible our and your relative economic position prior to the reorganization event.

Adjustments Relating to ADSs

The Reference Stock may consist of ADSs of the Underlying Company. As a result, for purposes of this section, the calculation agent will consider the effect of any of the relevant events on the holders of the Reference Stock. For example, if a holder of the Reference Stock receives an extraordinary dividend, the provisions described in this section would apply to the Reference Stock. On the other hand, if a spin-off occurs, and the Reference Stock represents both the spun-off security as well as the existing Reference Stock, the calculation agent may determine not to effect the anti-dilution adjustments set forth in this section. More particularly, the calculation agent may not make an adjustment (1) if holders of the Reference Stock are not eligible to participate in any of the events that would otherwise require anti-dilution adjustments as set forth in this section or (2) to the extent that the calculation agent determines that the Underlying Company or the depositary for the ADSs has adjusted the number of common shares of the Underlying Company represented by each share of Reference Stock so that the market price of the Reference Stock would not be affected by the corporate event in question.

PS-21

If the Underlying Company or the depository for the ADSs, in the absence of any of the events described in this section, elects to adjust the number of common shares of the Underlying Company represented by each share of Reference Stock, then the calculation agent may make the appropriate anti-dilution adjustments to reflect such change. The depository for the ADSs may also make adjustments in respect of the ADSs for share distributions, rights distributions, cash distributions and distributions other than shares, rights, and cash. Upon any such adjustment by the depository, the calculation agent may adjust such terms and conditions of the notes as the calculation agent determines appropriate to account for that event.

Other Events and Adjustments

The calculation agent may make such adjustments to the terms of the notes with respect to any of the events described above, as it deems in its discretion is necessary to ensure an equitable result.

Delisting of ADSs or Termination of ADS Facility

If the Reference Stock is an ADS that is no longer listed or admitted to trading on a U.S. securities exchange registered under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or included in the OTC Bulletin Board Service operated by FINRA, or if the ADS facility between the Underlying Company and the ADS depositary is terminated for any reason, then, on and after the date that the Reference Stock is no longer so listed or admitted to trading or the date of such termination, as applicable (the “termination date”), the notes will be deemed to be linked to the common shares of the Underlying Company, and the calculation agent will determine the payment at maturity by reference to such common shares. Under such circumstances, the calculation agent may modify any terms of the notes as it deems necessary, in its sole discretion, to ensure an equitable result. On and after the termination date, for all purposes, including the determination of the Final Stock Price, the closing price of the Underlying Company’s common shares on their primary exchange will be converted to U.S. dollars using such exchange rate as the calculation agent, in its sole discretion, determines to be commercially reasonable.

Adjustments to an ETF

If a Reference Stock that is an ETF is de-listed from the relevant exchange, liquidated or otherwise terminated, the calculation agent will substitute an ETF that the calculation agent determines, in its sole discretion, is comparable to the discontinued fund (such fund being referred to herein as a “successor ETF”). If the ETF (or a successor ETF) is de-listed, liquidated or otherwise terminated and the calculation agent determines that no successor fund is available, then the calculation agent will, in its sole discretion, calculate the appropriate closing price of one share of the ETF by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the ETF. If a successor ETF is selected or the calculation agent calculates the closing price by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the ETF, that successor ETF or closing price will be substituted for the ETF (or such successor ETF) for all purposes of the notes.

If the calculation agent determines that no substitute ETF comparable to the original ETF, or no appropriate computation methodology exists, then (i) the calculation agent will deem the closing price of the original ETF on the trading day immediately prior to its delisting, liquidation or other termination to be the closing price of the original ETF on every remaining trading day to, and including, the final valuation date and (ii) the Cash Delivery Amount will be paid in lieu of any Physical Delivery Amount that is otherwise required to be delivered pursuant to the applicable pricing supplement on the maturity date.

The calculation agent also may determine that no adjustment is required under this subsection by the modification of the method of calculation.

PS-22

The calculation agent will be solely responsible for the method of calculating the closing price of one share of the ETF (or any successor ETF) and of any related determinations and calculations, and its related determinations and calculations will be conclusive in the absence of manifest error.

Events of Default

Unless otherwise specified in the applicable pricing supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable on the notes upon any acceleration of the notes will be determined by the calculation agent and will be an amount in shares of the Reference Stock or cash equal to the amount payable as described under the caption “— Payment at Maturity,” calculated as if the date of acceleration were the valuation date or the final valuation date, as applicable, together with accrued and unpaid interest through the date of acceleration.

If the maturity of the notes is accelerated because of an event of default, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary, of the amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Role of the Calculation Agent

The calculation agent in its sole discretion will make all determinations in connection with the notes, including the amount of securities or cash to be delivered at maturity, trading days, postponement of any valuation date and the adjustments described in the sections “—Anti-dilution Adjustments,” “—Delisting of ADSs or Termination of ADSs or Termination of ADS Facility” and “—Adjustments to an ETF.” Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Please note that our affiliate, BMO Capital Markets Corp., is expected to serve as the calculation agent for the notes. We may change the calculation agent for your notes at any time after the date of this product supplement without notice and BMO Capital Markets Corp. may resign as calculation agent at any time upon 60 days written notice to us.

Listing

Your notes will not be listed on any securities exchange.

PS-23

Use of Proceeds And Hedging

We will use the net proceeds we receive from the sale of the notes for the purposes we describe in the accompanying prospectus and the accompanying prospectus supplement under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes as described below.

We or our affiliates expect to enter into hedging transactions involving, among other transactions, purchases or sales of the Reference Stock, or listed or over-the-counter options, futures and other instruments linked to the Reference Stock. In addition, from time to time after we issue the notes, we or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into in connection with the notes. Consequently, with regard to your notes, we or our affiliates from time to time expect to acquire or dispose of positions in listed or over-the-counter options, futures or other instruments linked to the Reference Stock.

We or our affiliates may acquire a long position in securities similar to the notes from time to time and may, in our or their sole discretion, hold or resell those securities.

In the future, we or our affiliates expect to close out hedge positions relating to the notes and possibly relating to other securities or instruments with returns linked to a Reference Stock. We expect these steps to involve sales of instruments linked to the Reference Stock on or shortly before the applicable valuation dates. These steps may also involve transactions of the type contemplated above. Notwithstanding the above, we are permitted to and may choose to hedge in any manner not stated above; similarly, we may elect not to enter into any such transactions. Investors will not have knowledge about our hedging positions.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No holder of any notes will have any rights or interest in our hedging activity or any positions we or any counterparty may take in connection with our hedging activity.

PS-24

Reference Stock Issuers

Each Reference Stock will be registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. This information is filed with the SEC and can be inspected and copied by you at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, information filed by the Reference Stock Issuer with the SEC electronically is available to the public over the Internet at the SEC’s website at http://www.sec.gov. In addition, information about the Reference Stock Issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information. We make no representation or warranty as to the accuracy or completeness of any such information.

We will set forth summary information about each Reference Stock Issuer in the applicable pricing supplement, and may also provide recent historical price information relating to the Reference Stock. You should not rely on any such historic information as an indication of the Reference Stock’s future performance.

PS-25

Supplemental Tax Considerations

The following is a general description of certain tax considerations relating to the notes. It does not purport to be a complete analysis of all tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the notes and receiving payments of interest, principal and/or other amounts under the notes. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

Supplemental Canadian Tax Considerations

In the opinion of Torys LLP, our Canadian federal income tax counsel, the following summary describes the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires from us as the beneficial owner the notes offered by this document, and who, at all relevant times, for purposes of the Income Tax Act (Canada) and the Income Tax Regulations (collectively, the “Tax Act”), (1) is not, and is not deemed to be, resident in Canada; (2) deals at arm’s length with us and with any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of notes, (3) is not affiliated with us, (4) does not receive any payment of interest on a note in respect of a debt or other obligation to pay an amount to a person with whom we do not deal at arm’s length, (5) does not use or hold notes in a business carried on in Canada and (6) is not a “specified shareholder” of ours as defined in the Tax Act for this purpose or a non-resident person not dealing at arm’s length with such “specified shareholder” (a “Holder”). Special rules, which are not discussed in this summary, may apply to a non-Canadian holder that is an insurer that carries on an insurance business in Canada and elsewhere.

This section supersedes and replaces in its entirety the section of the prospectus entitled “Canadian Taxation.”

This summary is based on the current provisions of the Tax Act and on counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this document (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

Canadian federal income tax considerations applicable to the notes may be described more particularly when such notes are offered (and then only to the extent material) in a pricing supplement related thereto if they are not addressed by the comments following and, in that event, the following will be superseded thereby to the extent indicated in that pricing supplement. These Canadian federal income tax considerations may also be supplemented, amended and/or replaced in a pricing supplement.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers of the notes should consult their own tax advisors having regard to their own particular circumstances.

Interest paid or credited or deemed to be paid or credited by us on a note (including amounts on account or in lieu of payment of, or in satisfaction of interest) to a Holder will not be subject to Canadian non-resident withholding tax, unless any portion of such interest (other than on a “prescribed obligation,” as defined in the Tax Act for this purpose) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. The administrative policy of the Canada Revenue Agency is that interest paid on a debt obligation is not subject to withholding tax unless, in general, it is reasonable to consider that there is a material connection between the index or formula to which any amount payable under the debt obligation is calculated and the profits of the issuer. With respect to any interest on a note, or any portion of the principal amount of a note in excess of the issue price, such interest or principal, as the case may be, paid or credited to a Holder should not be subject to Canadian non-resident withholding tax, unless otherwise specified in the applicable pricing supplement.

PS-26

In the event that a note, interest on which is not exempt from Canadian non-resident withholding tax (other than a note which is an “excluded obligation,” as defined in the Tax Act for this purpose) is redeemed in whole or in part, cancelled, repurchased or purchased by us or any other person resident or deemed to be resident in Canada from a Holder or is otherwise assigned or transferred by a Holder to a person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof, or in certain cases, the price for which such note was assigned or transferred to the Holder by a person resident or deemed resident in Canada, the excess may be deemed to be interest and may, together with any interest that has accrued on the note to that time, be subject to Canadian non-resident withholding tax.

Generally, there are no other taxes on income (including taxable capital gains) payable by a Holder on interest, discount, or premium in respect of a note or on the proceeds received by a Holder on the disposition of a note (including redemption, cancellation, purchase or repurchase).

Supplemental U.S. Federal Income Tax Considerations

The following is a general description of the material U.S. federal income tax considerations relating to the notes. It does not purport to be a complete analysis of all tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the notes and receiving payments under the notes. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The following disclosure—including the opinion of Morrison & Foerster LLP—has been prepared without regard to any particular note that you may purchase in the future and, therefore, is provided solely as a matter of general information. You should not rely upon the following disclosure (including the opinion of Morrison & Foerster LLP), or the disclosure under “United States Federal Income Taxation” in the prospectus or “Certain Income Tax Consequences—United States Federal Income Taxation” in the prospectus supplement, with regard to an investment in any particular note because this disclosure (including the opinion of Morrison & Foerster LLP) does not take into account the terms of any particular note or the tax consequences of investing in or holding any particular note unless the pricing supplement applicable to your notes indicates that you may rely on the following disclosure and expressly states that you may rely on the opinion of Morrison & Foerster LLP. Any note that you purchase may have terms that would result in a tax treatment that is significantly different from the treatment described below. For example, the discussion below assumes that an investor in the notes will be subject to a significant risk that it will lose a significant amount of its investment in the notes. If an investor in the notes is not subject to a significant risk that it will lose a significant amount of its investment in the notes, the tax treatment of that note may differ substantially from that described in the discussion below. There may be other features or terms of the notes that will cause this tax section to be inapplicable to the notes. Consequently, any tax disclosure relevant to any note you may purchase will be set forth only in the pricing supplement relating to your note, and, unless the pricing supplement indicates otherwise, you should not rely on the tax disclosure below or in the prospectus supplement or prospectus in deciding whether to invest in any note. Moreover, in all cases, you should consult with your own tax advisor concerning the consequences of investing in and holding any particular note you propose to purchase.

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement with respect to United States holders (as defined in the accompanying prospectus). It applies only to those holders who are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus. It does not apply to holders subject to special rules, including holders subject to Section 451(b) of the Code. Unless otherwise specified in the applicable pricing supplement, Bank of Montreal intends to treat interest with respect to the notes, as determined for U.S. federal income tax purposes, as from sources within the United States.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES ARE UNCERTAIN. BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

PS-27

We will not attempt to ascertain whether the Reference Stock Issuer or any of the entities whose stock is owned by any Reference Stock Issuer that is an exchange traded fund would be treated as a “passive foreign investment company” within the meaning of Section 1297 of the Code or a “United States real property holding corporation” within the meaning of Section 897 of the Code. If the Reference Stock Issuer or any of the entities whose stock is owned by any Reference Stock Issuer that is an exchange traded fund were so treated, certain adverse U.S. federal income tax consequences could apply. You should refer to any available information filed with the SEC by the Reference Stock Issuer or any of the entities whose stock is owned by any Reference Stock Issuer that is an exchange traded fund and consult your tax advisor regarding the possible consequences to you in this regard.

In the opinion of our counsel, Morrison & Foerster LLP, it would be reasonable to treat a note with terms described in this product supplement as a pre-paid cash-settled income-bearing derivative contract linked to the Reference Stock for U.S. federal income tax purposes, and the terms of the notes require a holder and us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the notes for all tax purposes in accordance with such characterization. Although the U.S. federal income tax treatment of the interest is uncertain, we intend to take the position, and the following discussion assumes, that such interest (including any interest paid on or with respect to the maturity date) constitutes taxable ordinary income to a United States holder at the time received or accrued in accordance with the holder’s regular method of accounting. If the notes are so treated, subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, a United States holder generally should recognize capital gain or loss upon the sale or maturity of the notes in an amount equal to the difference between the cash amount a holder receives at such time (other than amounts properly attributable to any interest, which would be taxed, as described above, as ordinary income) and the holder’s tax basis in the notes. In general, a United States holder’s tax basis in the notes will be equal to the price the holder paid for the notes. Capital gain recognized by an individual United States holder is generally taxed at preferential rates where the property is held for more than one year and is generally taxed at ordinary income rates where the property is held for one year or less. The deductibility of capital losses is subject to limitations. The holding period for notes of a United States holder who acquires the notes upon issuance generally will begin on the date after the issue date (i.e., the settlement date) of the notes. If the notes are held by the same United States holder until maturity, that holder’s holding period generally will include the maturity date. It is possible that the Internal Revenue Service could assert that a United States holder’s holding period in respect of the notes should end on the date on which the amount the holder is entitled to receive upon the maturity of the notes is determined, even though the holder will not receive any amounts from us in respect of the notes prior to the maturity of the notes. In such case, a United States holder may be treated as having a holding period in respect of the notes that is one year or less even if the holder receives cash upon maturity of the notes at a time that is more than one year after the beginning of its holding period.

If the notes are settled by physical delivery of a number of shares of the Reference Stock at maturity, although no assurances can be provided in this regard, a United States holder may not recognize gain or loss upon maturity and any cash payment of accrued and unpaid interest would be taxed as ordinary income (as described above). However, a United States holder generally would be required to recognize gain or loss, if any, with respect to any cash received in lieu of fractional shares, equal to the difference between the cash received and the pro rata portion of the tax basis allocable to those fractional shares. Any such gain or loss would be treated as capital gain or loss. A United States holder’s tax basis in the shares of Reference Stock delivered generally would equal its tax basis in the notes. A United States holder’s holding period for the shares of Reference Stock delivered would begin on the day after such shares of Reference Stock are received. If a United States holder receives cash instead of shares of Reference Stock upon maturity, such United States holder generally would be taxed in the same manner as described in the preceding paragraph.

Potential Application of Section 1260 of the Code

If the Reference Stock is the type of financial asset described under Section 1260 of the Code (including, among others, any equity interest in pass-thru entities such as ETFs, regulated investment companies, real estate investment trusts, partnerships, and passive foreign investment companies, each a “Section 1260 Financial Asset”), while the matter is not entirely clear, unless otherwise specified in the applicable pricing supplement, there exists a substantial risk that an investment in a note is, in whole or in part, a “constructive ownership transaction” to which Section 1260 of the Code applies. If Section 1260 of the Code applies, all or a portion of any long-term capital gain recognized by a United States holder in respect of a note will be recharacterized as ordinary income (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the United States holder in taxable years prior to the taxable year of the sale, exchange, or settlement (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange, or settlement).

PS-28

If an investment in a note is treated as a constructive ownership transaction, it is not clear to what extent any long-term capital gain of a United States holder in respect of the note will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of the note will equal the excess of (i) any long-term capital gain recognized by the United States holder in respect of the note and attributable to Section 1260 Financial Assets, over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code) such United States holder would have had if such United States holder had acquired an amount of the corresponding Section 1260 Financial Assets at fair market value on the original issue date for an amount equal to the portion of the issue price of the note attributable to the corresponding Section 1260 Financial Assets and sold such amount of Section 1260 Financial Assets upon the date of sale, exchange, or settlement of the note at fair market value (and appropriately taking into account any leveraged upside exposure). To the extent any gain is treated as long-term capital gain after application of the recharacterization rules of Section 1260 of the Code, such gain would be subject to U.S. federal income tax at the rates that would have been applicable to the net underlying long-term capital gain.

Under Section 1260 of the Code, there is a presumption that the net underlying long-term capital gain is zero (with the result that the recharacterization and interest charge described above would apply to all of the gain from the notes that otherwise would have been long-term capital gain), unless the contrary is demonstrated by clear and convincing evidence. Holders will be responsible for obtaining information necessary to determine the net underlying long-term capital gain with respect to the corresponding Section 1260 Financial Assets, as we do not intend to supply holders with such information. United States holders should consult their tax advisors regarding the potential application of Section 1260 of the Code to an investment in the note and the calculations necessary to comply with Section 1260 of the Code.

Alternative Treatments

Alternative tax treatments of the notes are also possible and the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, it would be possible to treat the notes, and the Internal Revenue Service might assert that the notes should be treated, as a single debt instrument. If the notes have a term that exceeds one year, such a debt instrument would be subject to the special tax rules governing contingent payment debt instruments. If the notes are so treated, a United States holder generally would be required to accrue interest currently over the term of the notes irrespective of the amount of interest paid on the notes. In addition, any gain a United States holder might recognize upon the sale or maturity of the notes would be ordinary income and any loss recognized by a holder at such time would be ordinary loss to the extent of interest that same holder included in income in the current or previous taxable years in respect of the notes, and thereafter, would be capital loss. If the notes are treated as a single debt instrument that has a term of no more than one year, the notes would be treated as a single short-term debt instrument, which would be treated as described under “United States Federal Income Taxation—Tax consequences to holders of our debt securities—Original Issue Discount—Short-Term Debt Securities” in the accompanying prospectus.

Because of the absence of authority regarding the appropriate tax characterization of the notes, it is also possible that the Internal Revenue Service could seek to characterize the notes in a manner that results in other tax consequences that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that a holder may recognize upon the sale or maturity of the notes should be treated as ordinary gain or loss.

PS-29

The Internal Revenue Service has released a notice that may affect the taxation of holders of the notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the notes should be required to accrue ordinary income on a current basis irrespective of any interest, and they sought taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently irrespective of any interest and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special “constructive ownership rules” of Section 1260 of the Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Unless stated otherwise in the relevant pricing supplement, we intend to treat the notes for U.S. federal income tax purposes in accordance with the treatment described in this product supplement unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Backup Withholding and Information Reporting

Please see the discussion under “United States Federal Income Taxation—Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your notes.

Non-United States Holders

The following discussion applies to non-United States holders of the notes. A non-United States holder is a beneficial owner of a note that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, or a foreign estate or trust.

While the U.S. federal income tax treatment of the notes (including proper characterization of the interest for U.S. federal income tax purposes) is uncertain, U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) will be withheld in respect of the interest paid to a non-United States holder unless such payments are effectively connected with the conduct by the non-United States holder of a trade or business in the U.S. (in which case, to avoid withholding, the non-United States holder will be required to provide a Form W-8ECI). We will not pay any additional amounts in respect of such withholding. To claim benefits under an income tax treaty, a non-United States holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article, if applicable (which certification generally may be made on a Form W-8BEN or W-8BEN-E, or a substitute or successor form). In addition, special rules may apply to claims for treaty benefits made by corporate non-United States holders. A non-United States holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service. The availability of a lower rate of withholding or an exemption from withholding under an applicable income tax treaty will depend on the proper characterization of the interest under U.S. federal income tax laws and whether such treaty rate or exemption applies to such payments. No assurance can be provided on the proper characterization of the interest for U.S. federal income tax purposes and, accordingly, no assurance can be provided on the availability of benefits under any income tax treaty. Non-United States holders must consult their tax advisors in this regard.

Except as discussed below, a non-United States holder generally will not be subject to U.S. federal income or withholding tax on any gain (not including for the avoidance of doubt any amounts properly attributable to any interest which would be subject to the rules discussed in the previous paragraph) upon the sale or maturity of the notes, provided that (i) the holder complies with any applicable certification requirements (which certification generally may be made on a Form W-8BEN or W-8BEN-E, or a substitute or successor form), (ii) the payment is not effectively connected with the conduct by the holder of a U.S. trade or business, and (iii) if the holder is a non-resident alien individual, such holder is not present in the U.S. for 183 days or more during the taxable year of the sale or maturity of the notes. In the case of (ii) above, the holder generally would be subject to U.S. federal income tax with respect to any income or gain in the same manner as if the holder were a United States holder and, in the case of a holder that is a corporation, the holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments. Payments made to a non-United States holder may be subject to information reporting and to backup withholding unless the holder complies with applicable certification and identification requirements as to its foreign status.

PS-30

Under Section 871(m) of the Code, a “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-United States holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, the Internal Revenue Service has issued guidance that states that the U.S. Treasury Department and the Internal Revenue Service intend to amend the effective date of the Treasury regulations to provide that withholding on “dividend equivalent” payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2023. Except as otherwise set forth in any applicable pricing supplement, we expect that the delta of a note with terms described in this product supplement with respect to the Reference Stock will not be one, and therefore, we expect non-United States holders should not be subject to withholding on dividend equivalent payments, if any, under a note described in this product supplement issued before January 1, 2023. However, it is possible that notes issued before January 1, 2023 could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Reference Stock or the notes, and following such occurrence, such notes could be treated as subject to withholding on dividend equivalent payments. Non-United States holders that enter, or have entered, into other transactions in respect of the Reference Stock or the notes should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the notes and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the notes to become subject to withholding tax in addition to the withholding tax described above, we will withhold tax at the applicable statutory rate. The Internal Revenue Service has also indicated that it is considering whether income in respect of instruments such as the notes should be subject to withholding tax. Prospective investors should consult their own tax advisors in this regard.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the Treasury Department to collect and provide to the Treasury Department substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution. The legislation also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity.

Proposed regulations eliminate the requirement of withholding on gross proceeds from the sale or disposition of financial instruments. The U.S. Treasury Department has indicated that tax payers may rely on these proposed regulations pending their finalization. If we (or an applicable withholding agent) determine withholding is appropriate with respect to the notes, we (or such agent) will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Account holders subject to information reporting requirements pursuant to the Foreign Account Tax Compliance Act may include holders of the notes. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing the Foreign Account Tax Compliance Act may be subject to different rules. Holders are urged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in the notes.

PS-31

Employee Retirement Income Security Act

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S., or other laws (“Similar Laws”).

The acquisition of notes by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the notes are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of notes. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities offered hereby, provided that neither the issuer of notes offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “Service Provider Exemption”). Any Plan fiduciary relying on the Service Provider Exemption and purchasing the notes on behalf of a Plan must initially make a determination that (x) the Plan is paying no more than, and is receiving no less than, “adequate consideration” in connection with the transaction and (y) neither we nor any of our affiliates directly or indirectly exercises any discretionary authority or control or renders investment advice with respect to the assets of the Plan which such fiduciary is using to purchase, both of which are necessary preconditions to reliance on the Service Provider Exemption. If we or any of our affiliates provides fiduciary investment management services with respect to a Plan’s acquisition of the notes, the Service Provider Exemption may not be available, and in that case, other exemptive relief would be required as precondition for purchasing the notes. Any Plan fiduciary considering reliance on the Service Provider Exemption is encouraged to consult with counsel regarding the availability of the exemption. There can be no assurance that any of the foregoing exemptions will be available with respect to any particular transaction involving the notes, or that, if an exemption is available, it will cover all aspects of any particular transaction.

Because we or our affiliates may be considered to be a party in interest with respect to many Plans, the notes may not be purchased, held or disposed of by any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or the Service Provider Exemption, or such purchase, holding or disposition is not otherwise prohibited. Except as otherwise set forth in any applicable pricing supplement, by its purchase of any notes, each purchaser (whether in the case of the initial purchase or in the case of a subsequent transferee) will be deemed to have represented and agreed by its purchase and holding of the notes offered hereby that either (i) it is not and for so long as it holds a note, it will not be a Plan, a Plan Asset Entity, or a Non-ERISA Arrangement, or (ii) its purchase and holding of the notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or, in the case of such a Non-ERISA Arrangement, under any Similar Laws.

PS-32

In addition, any purchaser that is a Plan or a Plan Asset Entity or that is acquiring the notes on behalf of a Plan or a Plan Asset Entity, including any fiduciary purchasing on behalf of a Plan or Plan Asset entity, will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the notes that (a) neither we nor any of our respective affiliates or agents are a “fiduciary” (under Section 3(21) of ERISA, or under any final or proposed regulations thereunder, or with respect to a non-ERISA Arrangement under any Similar Laws with respect to the acquisition, holding or disposition of the notes, or as a result of any exercise by us or our affiliates or agents of any rights in connection with the notes, (b) no advice provided by us or any of our affiliates or agents has formed a primary basis for any investment decision by or on behalf of such purchaser in connection with the notes and the transactions contemplated with respect to the notes, and (c) such purchaser recognizes and agrees that any communication from us or any of our affiliates or agents to the purchaser with respect to the notes is not intended by us or any of our affiliates or agents to be impartial investment advice and is rendered in our or our affiliates’ or agents’ capacity as a seller of such notes and not a fiduciary to such purchaser.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing notes on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the Service Provider Exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of notes have exclusive responsibility for ensuring that their purchase and holding of notes do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any notes to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

PS-33

Supplemental Plan of Distribution

With respect to each note to be issued, we will agree to sell to BMO Capital Markets Corp., and BMO Capital Markets Corp. will agree to purchase from us, the principal amount of the note specified, at the price specified in the applicable pricing supplement, less the indicated underwriting commission. BMO Capital Markets Corp. may also resell the notes to other brokers or dealers in connection with any offering. BMO Capital Markets Corp. or another of our affiliates may repurchase and resell outstanding notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. For more information about the plan of distribution, the distribution agreement and possible market-making activities see “Supplemental Plan of Distribution” in the accompanying prospectus supplement.

The notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area (the “EEA”) or in the United Kingdom. For these purposes, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, and a “retail investor” means a person who is one (or more) of: (a) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (b) a customer, within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared, and therefore, offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation.

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